Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Amendment to

Agreement for Nasdaq-100 Index®

and Nasdaq Composite Index® Futures Products

THIS “Amendment” is made as of April 26, 2005 by and between The Nasdaq Stock Market, Inc. (“Nasdaq”), a Delaware corporation, whose principal place of business is located at One Liberty Plaza, 165 Broadway, New York, NY 10006, and Chicago Mercantile Exchange Inc., a Delaware Corporation (“CME”), whose principal place of business is located at 20 S. Wacker Drive, Chicago, Illinois 60606.

WHEREAS, Nasdaq and CME are parties to an Agreement for Nasdaq-100 Index® and Nasdaq Composite Index® Futures Products (the “Agreement”), effective as of October 9, 2003; and

WHEREAS, Nasdaq and CME desire to amend certain terms of the Agreement as set forth below;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Nasdaq and CME, intending to be legally bound, agree as follows:

A. Inclusion of Nasdaq Biotechnology Index® and Launch of Futures Contracts. The Nasdaq Biotechnology Index shall be included as an “Index” or a “Nasdaq Index” within the meaning of the Agreement, unless the context otherwise requires. “Nasdaq Biotechnology Index” shall be a Mark within the meaning of the Agreement. CME will launch Futures Contracts based upon the Nasdaq Biotechnology Index for trading on a date to be determined by CME in its reasonable discretion, subject to consultation with Nasdaq, but in no event later than *****.

B. Amendment of Attachment II – Term for Nasdaq Biotechnology Index. The Initial Term of the Agreement with respect to the Nasdaq Biotechnology Agreement shall be from the date written above until October 9, 2007, after which the Agreement shall automatically renew for one additional Renewal Term, unless CME provides Notice to Nasdaq of its intent to terminate the Agreement with respect to the Nasdaq Biotechnology Index not less than thirty (30) days prior to the end of the Initial Term.

C. Amendment of Attachment II – Extension of Renewal Term. The Renewal Term of the Agreement with respect to the Indexes, including the Nasdaq Biotechnology Index, shall be extended by one year such that the duration of the Renewal Term shall be five years.

D. Amendment of Attachment III – Fees for Nasdaq Biotechnology Index Products. The Fees for Futures Products based upon the Nasdaq Biotechnology Index shall be *****. “Mini-sized” Nasdaq Biotechnology Index futures shall mean Futures Contracts with an index multiplier equal to 50. “Standard” Nasdaq Biotechnology Index futures shall mean Futures Contracts with an index multiplier equal to 250.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

E. Amendment of Attachment III – Fees Generally. For Mini-sized Futures Contracts and Options on Mini-Sized Futures, beginning with trade date May 2, 2005, the Fees paid by CME to Nasdaq under Attachment III ***** shall be *****.

F. ***** Period for Nasdaq Biotechnology Index Futures Products. Notwithstanding the foregoing, Nasdaq agrees to ***** for a period (the “Introductory Period”). The Introductory Period shall be the *****. CME agrees to ***** during the Introductory Period. The Introductory Period may thereafter be extended by mutual written agreement of Nasdaq and CME.

G. Defined Terms. Capitalized Terms used in this Amendment but not defined herein shall have the meanings given in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Chicago Mercantile Exchange Inc. (“CME”)		The Nasdaq Stock Market, Inc. (“Nasdaq”)

By:	/s/ C.S. Donohue	By:	/s/ John L. Jacobs
Name:	Craig S. Donohue	Name:	John L. Jacobs

Title:	Chief Executive Officer	Title:	Executive Vice President

Date:	4/26/05	Date:	4/26/05